                                                                   EXHIBIT 10.22


                                   GEOCITIES

                      PREFERRED STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of January 10, 1997, by and between GeoCities, a California corporation (the "Company"), the several purchasers named in Schedule I hereto (such purchasers being sometimes hereafter called individually a "Schedule I Purchaser" and collectively the "Schedule I Purchasers") and the several purchasers named in Schedule II hereto (such purchasers being sometimes hereinafter called individually a "Schedule II Purchaser" and collectively the "Schedule II Purchasers"; the Schedule I Purchasers and the Schedule II Purchasers are sometimes hereinafter referred to collectively as the "Purchasers"). The parties hereby agree as follows:

     1.   Authorization and Sale of the Shares
          ------------------------------------

          1.1  Authorization; Filing of Restated Articles of Incorporation.  The
               -----------------------------------------------------------
Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to 2,542,373 shares of its Series D Preferred Stock (the "Preferred Shares"), having the rights, restrictions, privileges and preferences as set forth in the form of the Second Amended and Restated Articles of Incorporation of the Company (the "Restated Articles") attached hereto as Exhibit A. The Company shall adopt and file the Restated Articles with the
---------
Secretary of State of California on or before the First Closing Date (as defined below).

          1.2  Sale and Issuance of the Initial Preferred Shares.  Subject to
               -------------------------------------------------
the terms and conditions hereof, at the First Closing, the Company will issue and sell to each Schedule I Purchaser and each Schedule I Purchaser will purchase from the Company the number of Preferred Shares set forth opposite the name of such Purchaser on Schedule I hereto (said aggregate number of shares being herein collectively called the "Initial Preferred Shares") for the purchase price of $3.54 per share.

          1.3  Sale and Issuance of the Additional Preferred Shares.
               ----------------------------------------------------

               (a) Subject to the terms and conditions hereof, at the Second Closing, the Company shall issue and sell to CMG@Ventures, and CMG@Ventures shall purchase from the Company, an aggregate of 282,486 Preferred Shares (the "Additional CMG Preferred Shares") for the purchase price of $3.54 per share.

               (b) In addition to the Additional CMG Preferred Shares, up to an aggregate of 494,350 Preferred Shares (the "Reserved Shares") have been reserved by the Company for issuance and sale at the Second Closing to one or more strategic investors mutually satisfactory to the Company, on the one hand, and all of the Schedule I Purchasers, on the other hand (each such investor being referred to herein as an "Additional Purchaser"), for the purchase price of $3.54 per share, and otherwise on the terms and subject to the

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conditions of this Agreement, and provided further that each such Additional
Purchaser shall execute and deliver to the Company and the Schedule I Purchasers a written instrument, in form and substance satisfactory to the Company and the
Schedule I Purchasers, by which such Additional Purchaser shall agree to be bound by the provisions of this Agreement and the Rights Agreement and be entitled to the rights and benefits, and subject to the obligations, of a
Schedule II Purchaser hereunder and an Investor thereunder.

               (c) At the Second Closing, subject to the terms and conditions hereof, the Company shall issue and sell to each Schedule II Purchaser, and each
Schedule II Purchaser shall purchase from the Company, the percentage of any Reserved Shares that shall not have been purchased by Additional Purchasers at the Second Closing ("Remaining Reserved Shares") set forth opposite the name of such Schedule II Purchaser on Schedule II hereto under the heading "Percentage of Remaining Reserved Shares", for the purchase price of $3.54 per share, provided, however, that the purchase obligation of each Schedule II Purchaser under this paragraph (c) shall not exceed the amount set forth on Schedule II opposite the name of such Schedule II Purchaser under the heading "Maximum Amount". The Additional CMG Preferred Shares and any Reserved Shares purchased at the Second Closing are hereinafter at times collectively referred to as the "Additional Preferred Shares"; the Initial Preferred Shares and the Additional Preferred Shares are hereinafter at times collectively referred to as the "Preferred Shares".

     2.   Closing Dates; Delivery.
          -----------------------

          2.1  Closing Date.  Each of the closing of the purchase and sale of
               ------------
the Preferred Shares hereunder (individually a "Closing" and collectively the "Closing") shall be held at the offices of Brown Raysman Millstein Felder & Steiner LLP on the dates hereinafter provided:

               (a) The First Closing for the purchase and sale of 1,765,537 Preferred Shares to the Schedule I Purchasers (the "First Closing") shall be held on January 13, 1997, or on such other date as the Purchasers and the Company may agree (the "First Closing Date").

               (b) The Second Closing for the purchase and sale of Additional Preferred Shares to the Schedule II Purchasers shall be held at such date and time as may be mutually agreed upon Between the Schedule II purchasers and the Company (the "SeCond Closing") provided that the Second Closing shall not be later than January 31, 1997.

          2.2  Delivery.  Subject to the terms of this Agreement, payment at
               --------
each Closing for the preferred Shares purchased at such Closing shall be by cashier's check or wire transfer for the account of the Company. Each Purchaser shall pay that amount for the Preferred Shares being acquired by such Purchaser at such Closing as set forth in Schedule I hereof or Schedule II hereof, as the case may be. At each Closing, the Company will deliver to each Purchaser one or more certificates representing the Preferred Shares purchased by such Purchaser at such Closing, in such denominations as may be requested by

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such Purchaser.

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Purchasers that except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to
                                 ---------
be representations and warranties as if made hereunder:

          3.1  Organization and Standing; Articles and Bylaws.  The Company is a
               ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted.
The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company. Copies of the Company's Articles of Incorporation, Bylaws, minutes and consents of shareholders and of the Board of Directors are available for inspection at the Company's offices and have been previously provided to special counsel for the Purchasers.

          3.2  Corporate Power.  The Company has now, or will have at the First
               ---------------
Closing, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Rights Agreement in the form attached hereto as Exhibit C (the "Rights Agreement"), to
                                         ---------
sell and issue the Preferred Shares and to issue up to the maximum number of shares of Common Stock, $0.01 par value per share (the "Common Stock"), issuable upon conversion of the Preferred Shares. This Agreement and the Rights Agreement are valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury and other laws of general application affecting the enforcement of creditors' rights.

          3.3  Subsidiaries.  The Company does not control, directly or
               ------------
indirectly, any other corporation, association or business entity.

          3.4  Capitalization.  The authorized capital stock of the Company is
               --------------
10,000,000 shares of Common Stock and 4,361,322 shares of preferred Stock, of which 777,000 shares have been designated Series A preferred Stock, 725,000 shares have been. designated Series B Preferred Stock, 300,000 have been designated Series C preferred Stock and 2,559,322 shares have been designated Series D Preferred Stock. There are issued and outstanding 777,000 shares of Series A Preferred Stock, 725,000 shares of Series B Preferred Stock, 300,000 shares of Series C Preferred Stock and 654,250 shares of Common Stock. The holders of record of the presently issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock immediately prior to the First Closing are as set forth on Exhibit D. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid,and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock except that (i) the Company has offered for sale an aggregate of 275,750 shares of Common Stock to those officers, directors and consultants of the Company, and in such amounts, as set forth on Exhibit D; (ii) 213,000 shares of Common Stock have been reserved for issuance pursuant to stock option agreements, which number will be increased to a maximum of 613,000 reserved shares prior to the First Closing; (iii) 250,000 shares of Common Stock have been reserved for issuance to CMG@Ventures pursuant to an option being granted to it on the date hereof; (iv) 250,000 shares of Common Stock have been reserved for issuance to David Bohnett and persons designated by him prior to the First Closing pursuant to options that have been granted to them on the date hereof (the "Founders Options"); (v) 16,949 shares of Series D Preferred Stock have been reserved for issuance to Cupertino Bank pursuant to warrants being issued to it on the date hereof; (vi) 9,802,000 shares of the Company's Common Stock have been reserved for issuance upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock; and (vii) 3,879,795 shares of the Company's Common Stock have been reserved for issuance upon conversion of the Series D Preferred Stock. Except as provided in the Rights Agreement, the Company is not a party or subject to any agreement or understanding between any persons or entities which affects or relates to the voting or giving of written consents with respect to any securities or by any director of the Company.

          3.5  Authorization.
               -------------

               (a) Corporate Action.  All corporate action on the part of the
                   ----------------
Company, its officers, directors and shareholders necessary for the execution and delivery of this Agreement and the Rights Agreement, the sale and the issuance of the Preferred Shares, the issuance of the Common Stock issuable upon conversion of the Preferred Shares (the "Common Shares") and the performance of the Company's obligations hereunder and under the Rights Agreement has been taken or will be taken prior to the First Closing.

               (b) Valid Issuance.  The Preferred Shares, when issued in
                   --------------
compliance with the provisions of this Agreement, and the Common Shares, when issued upon conversion of the Preferred Shares in accordance with the provisions of the Restated Articles, will be validly issued and outstanding, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that all such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The rights, preferences, privileges and restrictions of the Preferred Shares are as set forth in the Restated Articles.

               (c) No Preemptive Rights.  Other than as provided in the Rights
                   --------------------
Agreement, no person has any right of first refusal or any preemptive rights in connection with the issuance of the Preferred Shares, the issuance of the Common Shares upon conversion of the Preferred Shares or any future issuances of securities by the Company.

          3.6  Proprietary Rights.
               ------------------

               (a) Exhibits E-1 and E-2 contain, respectively, an accurate and complete description of all registered and unregistered trademarks and tradenames in or related to the Company Products, and a list of all licenses and other agreements relating thereto. Exhibit E-3 sets forth a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any software, copyrights, technology, know-how or processes that the Company has licensed or is otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by the Company (such software, technology, know-how and processes are collectively referred to as the "Third Party Technology"). The Company (i) owns all right, title and interest in and to or has obtained licenses to use all technology, intellectual property, software tools, copyrights, know-how, processes, patents, trademarks, trade secrets, tradenames and other proprietary rights (collectively, "Rights") used in or necessary for the conduct of its business as conducted to the date hereof (the "Business") and (ii) will, prior to entering areas of new business currently being contemplated, own or obtain all Rights used in or necessary for the conduct of its business as so contemplated, including without limitation (with respect to both clauses (i) and (ii) above), the technology and all proprietary rights developed or discovered in connection with or contained in the Company's products (the "Company Products"), free and clear of all liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of others and encumbrances (including, without limitation, distribution rights) (all of which are referred to as "Proprietary Rights"). The foregoing representation and warranty as it relates to Third Party Technology is limited to the Company's interest pursuant to the Third Party Licenses, all of which are valid and enforceable and in full force and effect and which grant the Company such right to Third Party Technology as are employed in or necessary to the Business of the Company as conducted or proposed to be conducted. All of the Company's registered patents, trademarks and copyrights in any of the Company Products and applications therefor, if any, are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against the Company (and to the best knowledge of the Company there are no claims which are likely to be asserted against the Company or which have been asserted against others) by any person challenging the Company's use or distribution of any patents, trademarks, tradenames, copyrights, trade secrets, software, technology, know-how or processes utilized by the Company (inclUding, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the best knowledge of the Company, none of the Company Products nor the use of any patents, trademarks, tradenames, copyrights, software, technology, know-how or processes by the Company in its current Business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation, any patent, trade secret, copyright, trademark or tradename.

               (b) The Company has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Company Products or any adaptations, translations or derivative works based on the Company Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Company products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

               (c) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Company Products (the "Company Components"), if any, constitute original creations of and were written, developed and created solely and exclusively by employees of the Company without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to the Company in valid and enforceable consultant confidentiality and invention assignment agreements. The Company has at all times used commercially reasonable efforts to treat the Company Products and the Company Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

               (d) No employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with the Company or, to the best knowledge of the Company, any other party because of the nature of the business conducted by the Company or proposed to be conducted by the Company.

               (e) Notwithstanding the foregoing, the Company states and the Purchasers acknowledge and agree that the Company is a service provider on the electronic network commonly known as the Internet, and that the Business is unique in that the Company has not created, nor does it own, the content of each Personal Home Page and third-party advertising that may be found within the
Company Products ("Excluded Rights").   The parties agree that the term
Proprietary Rights does not include, and the Company hereby disclaims the representations and warranties of this Section 3.6 (except for the representation in Section 3.6(a) as to assertion of claims against the Company or claims which to the knowledge of the Company are likely to be asserted) as to Excluded Rights found within the Company Products. Personal Home Pages are subject to the Company's Personal Home Page Policy, and the Company's rights as to the Personal Home Pages are set forth in the Personal Home Page Policy (a copy of which has been provided to special counsel to the Purchasers). The Company does not own or control the content of any Personal Home Page, except as set forth in the Personal Home Page Policy. The Purchasers further acknowledge and agree that the Internet is global in scope, and that the representations and warranties of the Company made in this Section 3.6 are
limited to the laws of the United States.   The Company is unaware, however, of
any third party having rights in the Proprietary Rights under the laws of any foreign jurisdiction that are superior to those of the Company, or of any violation by the Company of the laws of any foreign jurisdiction.

          3.7  Compliance with Other Instruments, None Burdensome, etc.  The
               --------------------------------------------------------
Company is not in violation of any term of its Restated Articles or Bylaws, nor is the Company in violation of or in default in any material respect under the terms of any mortgage,

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indenture, contract, agreement, instrument, judgment or decree, the violation of which would have a material adverse effect on the Company, and to the best knowledge of the Company is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement or the Rights Agreement, the issuance and sale of the Preferred Shares and the issuance of the Common Shares upon conversion of the Preferred Shares will not (a) result in any such violation, or
(b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. To the best knowledge of the Company, there is no such term which adversely affects, or in the future may materially adversely affect, the business, prospects, conditions, affairs or operations of the Company or any of its properties or assets.

          3.8  Proprietary Agreements.  Each officer, director, employee and
               ----------------------
consultant of the Company has executed an agreement regarding confidentiality and proprietary information, the form of which has been approved by special counsel to the Purchasers. The Company is not aware that any of its officers, directors or employees is in violation thereof and will use its best efforts to prevent any such violation. David Bohnett and John Rezner and other key technical employees have executed an agreement regarding the assignment of inventions, the form of which has been approved by special counsel to the Purchasers. The Company is not aware that any of its officers, directors or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement or the Rights Agreement, nor the carrying on of the Company's business as proposed, will, to the Company's best knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now
obligated.   The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees made prior to their employment by the Company.

          3.9  Litigation, etc.  There is no action, proceeding or investigation
               ----------------
pending against the Company or its officers or directors, or to the best
--------
knowledge of the Company, against employees or consultants of the Company (or, to the best knowledge of the Company, any basis therefor or threat thereof): (1) which might result, either individually or in the aggregate, in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement, the Rights Agreement or any action taken or to be taken in connection herewith, including in each case, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of its former employees, or their obligations under any agreements with prior employers. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

          3.10 Governmental Consent, etc.   No consent, approval or
               --------------------------
authorization of or designation, registration, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement or the Rights Agreement, or (b) the offer, sale or issuance of the Preferred Shares, or the issuance of the Common Shares issuable upon conversion of the Preferred Shares, or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(b) hereof, except the filing of the Restated Articles and, if required, filings or qualifications under the California Corporate Securities Law of 1968 (the "Law") or other applicable blue sky laws, which filings or qualifications, if required, will have been timely filed or obtained after the sale of the Preferred Shares.

          3.11 Offering.  In reliance on the representations and warranties of
               --------
the Purchasers in Section 4 hereof, the offer, sale and issuance of the Preferred Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of the Law or other applicable blue sky laws.

          3.12 Taxes.  The Company has filed all tax returns that are required
               -----
to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so would not in the aggregate result in additional liability totaling $25,000 or more. The Company has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by it on or before the First Closing. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the
assets, properties or business of the Company.   Neither the Company nor any of
its present or former shareholders has ever filed an election pursuant to
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

          3.13 Title.  The Company owns its property and assets free and clear
               -----
of all liens, mortgages, loans or encumbrances except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and holds valid leasehold interests free and clear of any liens, claims or encumbrances.

          3.14 Material Contracts and Commitments.  All of the contracts,
               ----------------------------------
mortgages, indentures, agreements, instruments and transactions to which the Company is a party or by which it is bound (including purchase orders to the Company or placed by the Company) which involve obligations of, or payments to, the Company in excess of Five Thousand Dollars ($5,000) and all agreements between the Company and its officers, directors, consultants and employees are either (i) attached as exhibits to this Agreement, or (ii) set forth on the list attached hereto as Exhibit F (the "Contracts"), copies of which have been
                        ---------
delivered to special counsel to the Purchasers. All of the material provisions of the Contracts are valid, binding and in full force and effect and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts. To the best knowledge of the Company, no other party to any of the Contracts is in material default thereunder. The Company has not engaged in the past three
(3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          3.15 Registration Rights.  Other than as granted pursuant to the
               -------------------
Rights Agreement, the Company has not granted or agreed to grant any rights to register, as that term is defined in the Rights Agreement, including piggyback registration rights, to any person or entity.

          3.16 Certain Transactions.  The Company is not indebted, directly or
               --------------------
indirectly, to any of its officers, directors or shareholders or to their spouses or children, in any amount whatsoever; and none of said officers, directors or shareholders, or any member of their immediate families, are indebted to the Company or (to the best of the Company's knowledge, in the case of shareholders) have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship (except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation). No such officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any liability or indebtedness of any other person, firm or corporation.

          3.17 Corporate Documents; Minute Books.  Except for amendments
               ---------------------------------
necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Purchasers), the Restated Articles and Bylaws of the Company are in the form previously provided to special counsel to the Purchasers. The minute books of the Company previously provided to special counsel to the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of incorporation of the Company.

          3.18 Financial Statements.  The Company has delivered to the
               --------------------
Purchasers copies of the Company's unaudited balance sheet as of October 31, 1996 (the "Company Balance Sheet") and statements of income, changes in shareholders' equity and cash flow for the period then ended. All such financial statements (collectively, the "Company Financial Statements") are complete and in accordance with the books and records of the Company and present fairly and disclose the financial position of the Company of their respective dates and the results of operations for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, except for the absence of footnotes and year-end adjustments. Since October 31, 1996, there has been no Material Adverse Change (as defined herein) in the Company's assets or liabilities or in the Business or condition, financial or otherwise, of the properties or results of operations. "Material Adverse Change" means any change in, or effect on, the Business (i) that is or is reasonably likely to be materially adverse to the results of the operations or the financial condition of the Company or the Business or (ii) that requires or is reasonably likely to require the expenditure of Fifteen Thousand Dollars ($15,000) or more, individually or in the aggregate.

          3.19 Subsequent Events.  Except as set forth on the Schedule of
               -----------------
Exceptions, since October 31, 1996, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Company Financial Statements and current liabilities incurred since the date of the Company Financial Statements in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except for fair value in the ordinary course of business, or canceled any debt or claim, except for fair value in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business,
(ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any written or oral commitment to any of the foregoing.

          3.20 Employee Benefit Plans.  The Company does not have any "employee
               ----------------------
benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

          3.21 Real Property Holding Corporation.  The Company is not a "real
               ---------------------------------
property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          3.22 Disclosure.  No representation or warranty by the Company in this
               ----------
Agreement, or in any document or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with regard to the operating projections contained in the Company's Business Plan dated August 13, 1996, as supplemented by additional projections, which have been delivered to the Purchasers, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable
basis for such projections.   The Company has fully provided the Purchasers with
all the information which the Purchasers and their respective counsel have requested for deciding whether to purchase the Preferred Shares and all information that the Company believes is reasonably necessary to make such decision. There is no material fact known to the Company that has not been disclosed in this Agreement or in any other agreement, document or written statement furnished by the Company to the Purchasers or their respective counsel in connection with the transactions contemplated hereby or which materially adversely affects or, in the Company's reasonable business judgment, could materially adversely affect the business, properties, assets or condition (financial or other) of the Company.

          3.23 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, and insurance against other hazards, risks and liabilities to persons and property, to the extent and in the manner customary for companies in similar businesses similarly situated. All premiums due and payable with respect to the policies maintained by the Company have been paid.

          3.24 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties are bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees- The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          3.25 Brokers.  The Company has no contract, arrangement or
               -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

          3.26 Best Knowledge.  For purposes of this Agreement, the terms "to
               --------------
the best knowledge of the Company" and "to the best of the Company's knowledge" shall mean to the knowledge of the Company after inquiry of each of David Bohnett, Laura Rockwell and John Rezner.

     4.   Representations and Warranties of the Purchasers and Restrictions on
          --------------------------------------------------------------------
Transfer Imposed by the Securities Act.
--------------------------------------

          4.1  Representations and Warranties by the Purchasers.  Each
               ------------------------------------------------
Purchaser, severally and not jointly, represents and warrants to the Company as follows:

               (a) Investment Intent.  This Agreement is made with such
                   -----------------
Purchaser in reliance upon such Purchaser's representations to the Company, evidenced by such Purchaser's execution of this Agreement, that such Purchaser is acquiring the Preferred Shares and the Common Shares issuable upon conversion of the Preferred Shares (collectively the "Securities") for investment for such Purchaser's own account, for investment and not with a view to, nor for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the Law. Such Purchaser has the full right, power and authority to enter into and perform this Agreement and the Rights Agreement, and this Agreement and the Rights Agreement constitute valid and binding obligations upon such Purchaser.

               (b) Shares Not Registered.  Such Purchaser understands and
                   ---------------------
acknowledges that the offering of the Preferred Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under the Law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to Section 25102(f) of the Law, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. Such Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available.

               (c) No Transfer.  Such Purchaser covenants that in no event will
                   -----------
it dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Act or in compliance with Rule 144 promulgated under the Act) unless and until (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act, the Law and any other applicable state, local or foreign law has been taken. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

               (d) Permitted Transfers.  Notwithstanding the provisions of
                   -------------------
subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to one or more partners or departing partners of a Purchaser (in the case of a Purchaser that is a partnership), or to one or more members or departing members of a Purchaser (in the case of a Purchaser that is a limited liability company) or to an affiliated corporation (in the case of a Purchaser that is a corporation), or to one or more affiliated partnerships managed by such Purchaser, or in the case of Chase Venture Capital Associates, L.P. to Salt Creek Ventures or an affiliate thereof, or to the estate of any such partner or member or former partner or member, or the transfer by gift, will or intestate succession of any partner or member to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement to the extent as if he were an original Purchaser hereunder.

               (e) Knowledge and Experience.  Such Purchaser (i) has such
                   ------------------------
knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities;
(ii) has the ability to bear the economic risks of such Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as it has considered necessary to make a determination as to the purchase of the Securities, together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by it satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

               (f) Not Organized to Purchase.  Such Purchaser has not been
                   -------------------------
organized for the purpose of purchasing the Securities.

               (g) Holding Requirements.  Such Purchaser understands that if the
                   --------------------
Company does not (i) register its Common Stock with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Exchange Act, (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Securities (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the

Securities) under the Securities Act in effect when such Purchaser desires to sell the Securities, such Purchaser may be required to hold the Securities for an indeterminate period. Such Purchaser also understands that any sale of the Securities that might be made by such Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

          4.2  Legends.  Each certificate representing the Securities may be
               -------
endorsed with the following legends:

               (a) Federal Legend.  THE SECURITIES REPRESENTED BY THIS
                   --------------
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR
(iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

               (b) Other Legends.  Any other legends required by the Law or
                   -------------
other applicable state blue sky laws.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

          4.3  Removal of Legend and Transfer Restrictions.  Any legend endorsed
               -------------------------------------------
on a certificate pursuant to subsection 4.2(a) and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, the holder of the Securities provides the Company with an opinion of counsel for such holder, reasonably satisfactory to the Company, to the effect that (i.) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such Securities may be made without registration.

          4.4  Rule 144.  Such Purchaser is aware of the adoption of Rule 144 by
               --------
the SEC promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the
satisfaction of certain conditions.   Such Purchaser understands that under Rule
144, the conditions include, among other things: the availability of certain current public information about the issuer and the resale occurring not less than two (2) years after the party has purchased and paid for the securities to be sold.

     5.   Conditions to Closing.
          ---------------------

          5.1  Conditions to Schedule I Purchasers' Obligations at the First
               -------------------------------------------------------------
Closing.  The obligation of each Schedule I Purchaser to purchase the Initial
-------
Preferred Shares to be purchased by it at the First Closing is subject to the fulfillment to such Schedule I Purchaser's satisfaction, on or before the First Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of Section 7.1 hereof (provided, however, that the condition set forth in paragraph (n) below shall be a condition to the obligations of all Schedule I Purchasers other than CMG@Ventures):

               (a) Representations and Warranties Correct; Performance of
                   ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if
they had been made on and as of said date.   The Company's business and assets
shall not have been adversely affected in any material way prior to the First Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

               (b) Consents and Waivers.  The Company shall have obtained in a
                   --------------------
timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (including without limitation waivers of preemptive rights).

               (c) Board of Directors.  The number of directors constituting the
                   ------------------
entire Board of Directors shall have been fixed at seven and the following persons shall have been elected as the directors and shall hold such positions as of the First Closing: David Bohnett and William Bohnett, as the directors elected by the holders of Common Stock, David Wetherell and Peter Mills, as the directors elected by the holders of Series A and Series B Preferred Stock, Eric Hippeau and Harry Lambert, as the directors elected by the holders of Series D Preferred Stock (the "Series D Directors") and Stanley Newman, as the director with industry expertise elected by the holders of a majority of the Common Stock, voting on an as-converted basis.

               (d) Filing of the Restated Articles.  The Restated Articles
                   -------------------------------
shall have been filed with the Secretary of State of the State of California and shall be in full force and effect.

               (e) Rights Agreement.  The Company, the Schedule I Purchasers
                   ----------------
and the Founders of the Company (as defined in the Rights Agreement) shall have executed the Rights Agreement in the form attached as Exhibit C hereto.
                                                      ---------

               (f) Employment Agreement Amendment.  The Company and David
                   ------------------------------
Bohnett shall have executed and delivered an Amendment No. 1 to Employment Agreement in form and substance satisfactory to the Purchasers.

               (g) Option Agreement Amendments.  The Company and each party to a
                   ---------------------------
stock option agreement with the Company (other than David Bohnett and CMG@Ventures) shall have executed and delivered an amendment to each such option agreement, in form and substance satisfactory to the Purchasers providing for a first right by the Company, and a second right to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, pro rata, to repurchase shares issuable upon exercise of
                 --- ----
options granted under such agreements upon termination of employment.

               (h) Compliance Certificate.  The Company shall have delivered a
                   ----------------------
Certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a),
(b), (d), (e), (f) and (g) of this Section 5.1.

               (i) SBA Side Letter.  The Company shall have delivered to Chase
                   ---------------
Venture Capital Associates, L.P. the Letter Agreement regarding Small Business Administration regulatory matters in the form attached as Exhibit G hereto.
                                                          ---------

               (j) Opinion of Counsel.  The Schedule I Purchasers shall have
                   ------------------
received an opinion from Seyfarth, Shaw, Fairweather & Geraldson, the Company's counsel, in substantially the form attached hereto as Exhibit H.
                                                      ---------

               (k) Fees of Purchasers' Counsel.  The Company shall have paid
                   ---------------------------
the fees and disbursements of Purchasers' counsel in accordance with Section 7.9 hereof.

               (l) By-Laws.  The Company's By-laws shall have been amended, if
                   -------
necessary, to provide that (i) unless otherwise required by the laws of the State of California, (A) any two directors and (B) any holder or holders of at least one million (1,000,000) shares of Series D Preferred Stock, shall have the right to call a meeting of the Board of Directors or shareholders and (ii) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series D Preferred Stock as set forth in the Restated Articles.

               (m) Option Grants.  The Company shall have granted an option to
                   -------------
purchase up to 250,000 shares of Common Stock at a price of $3.54 per share to each of (i) CMG@Ventures and (ii) David Bohnett and his designees.

               (n) Amendment to Series A and B Purchase Agreement.  The Company
                   ----------------------------------------------
and CMG@Ventures shall have amended the Preferred Stock Purchase Agreement dated as of January 16, 1996, to delete Section 6.8 thereof.

          5.2  Conditions to Purchasers' Obligations at the Second Closing.  The
               -----------------------------------------------------------
obligation of each Schedule II Purchaser to purchase the Additional Preferred Shares to be purchased by it at the Second Closing is subject to the fulfillment to such
Schedule II Purchaser's satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of Section 7.1 hereof:

               (a) Representations and Warranties Correct, Performance of
                   ------------------------------------------------------
Obligations.  The representations and warranties made by the Company in Section
-----------
3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Second Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

               (b) Consents and Waivers.  The Company shall have obtained in a
                   --------------------
timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

               (c) Compliance Certificate.  The Company shall have delivered a
                   ----------------------
Certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and
(b) of this Section 5.2.

               (d) Opinion of Counsel.  The Schedule II Purchasers shall have
                   ------------------
received an opinion from Seyfarth, Shaw, Fairweather & Geraldson, the Company's counsel, in substantially the form attached hereto as Exhibit H.
                                                      ---------

          5.3  Conditions to Obligations of the Company at the First Closing.
               -------------------------------------------------------------
The Company's obligation to sell and issue the Initial Preferred Shares at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties Correct.  The representations
                   --------------------------------------
and warranties made by the Schedule I Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) Conditions Fulfilled.  The conditions set forth in
                   --------------------
subsections (b),  (d) and (e) of Section 5.1 shall have been fulfilled.

          5.4  Conditions to Obligations of the Company at the Second Closing.
               --------------------------------------------------------------
The Company's obligation to sell and issue the Additional Preferred Shares at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties Correct.  The representations
                   --------------------------------------
and
warranties made by the Schedule II Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) Conditions Fulfilled.  The conditions set forth in subsection
                   --------------------
(b) of Section 5.2 shall have been fulfilled.

               (c) Rights Agreement.  The Schedule II Purchasers shall have
                   ----------------
executed a written instrument, in form and substance satisfactory to the Company, the Founders and the Schedule I Purchasers, by which the Schedule II Purchasers become parties to the Rights Agreement.

     6.   Affirmative Covenants of the Company.  The Company hereby covenants
          ------------------------------------
and agrees as follows:

          6.1  Financial Information.  Until the consummation by the Company of
               ---------------------
a firm commitment public offering of securities with gross proceeds to the Company of $20,000,000 or more and at a price per share equal to $10.00 or higher, the Company will furnish to each Purchaser, so long as such Purchaser or its permitted transferees (as described in Section 4.1(d)) own any of the Preferred Shares or Common Shares issued upon conversion of the Preferred
Shares:

               (i) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of changes in financial position (or equivalent cash flow statements if required by the Financial Accounting Standards Board) of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and

               (ii) as soon as practicable after the end of each month (except the last month of the fiscal year), and in any event within 20 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month; and consolidated statements of income (or equivalent cash flow statements if required by the Financial Accounting Standards Board), for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer or chief executive officer of the Company, and

               (iii) as soon as practicable, but in no event later than 30 days prior to the commencement of such fiscal year, an annual plan for each fiscal year which shall include monthly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such month and for the end of the year, itemized in such detail as the Board of Directors may reasonably determine.

          6.2  Conflicts of Interests.  The Company shall use its best efforts
               ----------------------
to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the company's employees devote their primary productive time, ability and attention to the business of the Company (provided, however, the Company's employees may engage in other professional activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality and inventions, and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

          6.3  Qualified Small Business.  The Company shall use its best efforts
               ------------------------
to qualify as a "Qualified Small Business" as defined in Section 1202(d) of the Code, and covenants that so long as the Preferred Shares are held by any of CMG@Ventures, Chase Venture Capital Associates, L.P., The fl@tiron Fund LLC, SOFTBANK Holdings Inc. or InnoCal, L.P. (or a transferee or assignee of any of said Purchasers), it will use reasonable commercial efforts to cause the Preferred Shares to qualify as Qualified Small Business Stock.

          6.4  Proprietary Agreements.  The Company will use its best efforts to
               ----------------------
prevent any employee from violating the confidentiality and proprietary information agreement entered into between the Company and each of its employees.

          6.5  Payment of Dividends.  The Company shall not pay dividends on or
               --------------------
repurchase any shares of its Common Stock or Series C Preferred Stock so long as the Preferred Shares are outstanding, except that the Company shall be entitled to repurchase shares of its Common Stock and Series C Preferred Stock in connection with the termination of an employee, director or consultant of the Company or the proposed transfer by an employee, director or consultant of shares of its Common Stock or Series C Preferred Stock, or pursuant to the terms of the Rights Agreement.

          6.6  Business Relationships.  The Company shall not sell, license or
               ----------------------
enter into any business relationship, other than the purchase of goods or services, with any Internet or World Wide Web technology or service provider without the consent of the Company's Board of Directors.

          6.7  Use of Proceeds.  The Company shall use the proceeds from the
               ---------------
sale of the Preferred Shares for working capital.

          6.8  Inspection.  The Company shall permit each Purchaser, at such
               ----------
Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this
Section 6.8 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          6.9  Reserve for Conversion Shares.  The Company shall at all times
               -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

          6.10 Key Person Insurance.  The Company shall procure within 30 days
               --------------------
following the First Closing, and maintain in effect thereafter, "key person" life insurance policies, payable to the Company, on the life of David Bohnett (so long as he remains an employee of the Company), in the amount of $2,000,000 (the "Key Person Insurance"). The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of the Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

          6.11 Transactions with Affiliates.  Except for transactions
               ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

          6.12 Vesting and Repurchase of Reserved Employee Shares.  Without the
               --------------------------------------------------
unanimous approval of the members of the Compensation Committee (as defined in Section 6.13 below), except for the Founders' Options and options previously granted to William

Bohnett and Stanley Newman to purchase 5,000 shares of Common Stock each, the Company shall not grant to any of its employees, officers or directors options to purchase shares of Common Stock unless (i) such options will become exercisable at a rate not in excess of 25% per annum from the date of such grant and (ii) the shares issuable upon exercise of such option are subject to repurchase, first by the Company and second, by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, pro rata, upon termination of employment.
                 --- ----

          6.13 Committees.  The Company shall, by amending its By-laws or
               ----------
otherwise, establish and maintain a Compensation Committee (the "Compensation Committee") and an Audit Committee (the "Audit Committee") of the Board of Directors. Each of the Audit Committee and the Compensation Committee shall at all times consist of three non-management directors. The members of the Compensation Committee shall initially be Eric Hippeau, Stanley Newman and David Wetherell. No increase in compensation, bonuses or other remuneration shall be paid to, and no capital stock of the Company shall be issued or granted to, any director or executive officer of the company or any of its subsidiaries, without the approval of the Compensation Committee. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee. The members of the Audit Committee will initially be Stanley Newman, Harry Lambert and Peter Mills. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors and shall approve the Company's annual audit prior to its issuance each year.

          6.14 Board of Directors Meetings.  The Company shall use its best
               ---------------------------
efforts to ensure that meetings of the Board of Directors are held at least six times per year.

     7.   Miscellaneous.
          -------------

          7.1  Waivers and Amendments.  With the written consent of the record
               ----------------------
holders of at least eighty percent (80%) of the Preferred Shares, the rights of the holders of the Preferred Shares under this Agreement may be waived or amended (either generally or in a particular instance), provided, however, that no such waiver or amendment shall reduce the aforesaid proportion of Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Preferred Shares. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Except to the extent provided in this Section 7.1, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

          7.2  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          7.3  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          7.4  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Common Shares.

          7.5  Entire Agreement.  This Agreement and the other documents
               ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

          7.6  Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be delivered personally, via facsimile, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Purchasers, at each of the addresses listed on Schedule I or Schedule II hereto, as the case may be, or at such other address or facsimile number as the Purchasers shall have furnished to the Company in writing or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.

          7.7  Severability.  In case any provision of this Agreement shall be
               ------------                                                 --
found by a court of law to be invalid, illegal or unenforceable, the validity,
------
legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          7.8  Finder's Fees and Other Fees.
               ----------------------------

               (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold the Purchasers harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

               (b) Each Purchaser, severally and not jointly, (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which each of the Purchasers, or any of their employees or representatives, are responsible.

          7.9  Expenses.  The Company and the Purchasers shall each bear their
               --------
own expenses and legal fees in connection with the consummation of this transaction; provided, however, that the Company will pay the reasonable fees, up to $35,000, of counsel for the Purchasers, together with disbursements and expenses incurred by Purchasers' counsel in connection with all transactions leading up to and including the Closing.

          7.10 Titles and Subtitles.  The titles of the sections and subsections
               --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.11 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.12 Delays or Omissions.  No delay or omission to exercise to right,
               -------------------
power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach' or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         GEOCITIES

                                         By: /s/ David Bohnett
                                            Name:  David Bohnett
                                            Title: Chairman & CEO

                                         CMG@VENTURES

                                         By: /s/ Peter Miller
                                            Name:  Peter Miller
                                            Title: General Partner

                                         SOFTBANK Holdings Inc.

                                         By: /s/ Charles Lax
                                            Name:  Charles Lax
                                            Title: Vice President

                                         CHASE VENTURE CAPITAL
                                           ASSOCIATES, L.P.

                                         By:  Chase Capital
                                              Partners, L.P.,
                                              its General Partner

                                         By: /s/ Chase Capital Partners, L.P.

                                         The fl@tiron Fund LLC

                                         By: /s/ Jerry Colonna
                                            Name:  Jerry Colonna
                                            Title: Managing Partner

                                         INNOCAL, L.P., A DELAWARE
                                         LIMITED PARTNERSHIP

                                         By: /s/ H.D. Lambert
                                            Name:  H.D. Lambert
                                            Title: General Partner

                                  CONSENT AND

                              FIRST AMENDMENT TO

                    PREFERRED STOCK PURCHASE AGREEMENT AND

           FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

     This Consent and First Amendment to Preferred Stock Purchase Agreement and First Amendment to Amended and Restated Rights Agreement (this "Amendment") is entered into as of January 31, 1997, by and among GeoCities, a California corporation (the "Company"), and the Schedule I Purchasers named in that certain Preferred Stock Purchase Agreement, dated as of January 13, 1997 (the "Agreement"), as well as David C. Bohnett and John Rezner (collectively, the "Founders") in respect of the Rights Agreement (as hereinbelow defined), with reference to the following:

     A. GeoCities and the Schedule I Purchasers have entered into the Agreement, pursuant to which the Company issued and sold, and the Schedule I Purchasers purchased, 1,765,537 shares of Series D Preferred Stock. The Company, the Schedule I Purchasers and the Founders have entered into an Amended and Restated Rights Agreement, dated as of January 13, 1997 (the "Rights Agreement").

     B. The Agreement provides, among other things, that the Company may issue and sell the Reserved Shares to one or more strategic investors mutually satisfactory to the Company and each of the Schedule I Purchasers for the purchase price of $3.54 per share. The Company desires to issue and sell to Intel Corporation ("Intel"), and Intel wishes to purchase, all of the Reserved Shares on the terms and subject to the conditions set forth in the Agreement.

     C. The Company and the Schedule I Purchasers desire to consent to Intel's purchase of all of the Reserved Shares, and to amend the Agreement in the manner set forth in this Amendment, and the Company, the Schedule I Purchasers and the Founders desire to amend the Rights Agreement in the manner set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Defined Terms.  Capitalized terms used but not defined herein shall
          -------------
have the meanings ascribed to them in the Agreement or the Rights Agreement, as applicable.

     2.   Consent to Purchase by Intel.  The Company and each of the Schedule I
          ----------------------------

Purchasers hereby consent to the issuance and sale by the Company to Intel, and the purchase by Intel, of all of the Reserved Shares for a purchase price of $3.54 per share, subject to the terms and conditions of the Agreement, and conditioned upon Intel's executing and delivering a copy of this Amendment pursuant to which Intel agrees to be bound by the provisions of the Agreement and the Rights Agreement, as amended hereby.

     3.   Section 2.l(b).  Section 2.1(b) of the Agreement shall be amended by
          --------------
replacing "January 31, 1997" with "February 14, 1997."

     4.   Section 3.4.  Section 3.4 of the Agreement is hereby amended by
          -----------
replacing "275,750" with "349,500" in subclause (i) of that section.  Section
3.4 of the Agreement is hereby further amended by replacing "213,000" and "613,000" with "139,250" and "539,250", respectively, in subclause (ii) of that section.

     5.   Exhibit "D".  That portion of Exhibit "D" to the Agreement consisting
          -----------
of a table setting forth the number of shares of Common Stock which the Company has offered for sale to certain of its officers, employees, directors and consultants is hereby amended in full as attached to this Amendment.

     6.   Section 2.1,(b) of the Rights Agreement.  Section 2.1(b) of the Rights
          ---------------------------------------
Agreement is hereby amended by replacing "275,750" with "349,500" in subclause
(i) of that section. Section 2.l(b) of the Rights Agreement is further amended by replacing "613,000" with "539,250" in subclause (ii) of that section.

     7.   Effect of Amendment.  Except as expressly amended herein, the
          -------------------
Agreement and the Rights Agreement shall remain unmodified and in full force and effect.

     8.   Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     9.   Counterparts.  This Amendment may be executed in any number of
          ------------
identical counterparts, any set of which signed by all of the parties hereto shall be deemed and constitute a complete executed original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.


                         GEOCITIES


                         By:  /s/David C. Bhohnett
                           David C. Bohnett, President


                         CMG@VENTURES


                         By:  /s/Peter Mills
                           Peter Mills, Managing Director


                         SOFTBANK HOLDINGS, INC.


                         By:  /s/Charles Lax
                            Charles Lax, Vice President

                         CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                         By:  CHASE CAPITAL PARTNERS, L.P., its
                              General Partner


                         By:  /s/Mitch Bluff
                         Name:  Mitch Bluff
                         Title:  Executive Partner


                         THE FL@TIRON FUND, LLC


                         By:  /s/Jerome Colonna
                         Name:  Jerome Colonna
                         Title:  Managing Member


                         INNOCAL, L.P.

                         By:  INOCAL ASSOCIATES, L.P., its General
                              Partner

                         By:  /s/H.D. Lambert
                         Name:  H.D. Lambert
                         Title:  General Partner


                         /s/David C. Bohnett
                         DAVID C. BOHNETT


                         /s/John Rezner
                         JOHN REZNER

                              SECOND AMENDMENT TO

                       PREFERRED STOCK PURCHASE AGREEMENT

                                      AND

                              SECOND AMENDMENT TO

                     AMENDED AND RESTATED RIGHTS AGREEMENT


     This Second Amendment to Preferred Stock Purchase Agreement and Second Amendment to Amended and Restated Rights Agreement (this "Amendment") is entered into as of February 14, 1997, by and among GeoCities, a California corporation (the "Company"), and the Purchasers named in that certain Preferred Stock Purchase Agreement, dated as of January 10, 1997, as amended by that certain Consent and First Amendment to Preferred Stock Purchase Agreement and First Amendment to Amended and Restated Rights Agreement, dated as of January 31, 1997 (the "Agreement"), as well as David C. Bohnett and John Rezner (collectively, the "Founders") in respect of the Rights Agreement (as herein below defined), with reference to the following:

     A. GeoCities and the Schedule I Purchasers have entered into the Agreement, pursuant to which the Company issued and sold, and the Schedule I Purchasers purchased, 1,765,537 shares of Series D Preferred Stock. The Company, the Schedule I Purchasers and the Founders have entered into an Amended and Restated Rights Agreement, dated as of January 13, 1997, as amended by that certain Consent and First Amendment to Preferred Stock Purchase Agreement and First Amendment to Amended and Restated Rights Agreement, dated as of January 31, 1997 (the "Rights Agreement").

     B. The Agreement provides, among other things, that the Company may issue and sell the Reserved Shares to one or more strategic investors mutually satisfactory to the Company and each of the Schedule I Purchasers for the purchase price of $3.54 per share. The Company desires to issue and sell to Intel Corporation ("Intel"), and Intel wishes to purchase, all of the Reserved Shares on the terms and subject to the conditions set forth in the Agreement. The Company and the Schedule I Purchasers have previously consented to Intel's purchase of all of the Reserved Shares.

     C. The Company and the Purchasers now wish to amend the Agreement and the Rights Agreement in the manner provided for in this Amendment, and Intel wishes to become a party to the Agreement and the Rights Agreement and bind itself to the respective provisions of such agreements.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Defined Terms.   Capitalized terms used but not defined herein shall
         -------------
have the meanings ascribed to them in the Agreement or the Rights Agreement, as applicable.

     2.  Section 6.3.   Section 6.3 of the Agreement is hereby amended by adding
         -----------
"Intel Corporation," to section before the word "of" and before "CMG" in the third line of that section.

     3.  Section 4(a)(iii) of the Rights Agreement.   Section 4(a)(iii) of the
         -----------------------------------------
Rights Agreement is hereby amended to read in full as follows:

          one person designated by The fl@tiron Fund LLC and one person designated by Intel Corporation, to be permitted to attend as observers each meeting of the Board of Directors and any committee thereof, to receive notice of each such meeting and all materials distributed to each director attending any such meeting (at the time and in the manner that such notice and materials are delivered to each director), and to participate in all discussions at such meeting, which designees shall initially be Jerome Colonna and Matthew Cowan, respectively;

     4.  Effect of Amendment.   Except as expressly amended herein, the
         -------------------
Agreement and the Rights Agreement shall remain unmodified and in full force and effect.

     5.  Governing Law.   This Amendment shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

     6.  Counterparts.   This Amendment may be executed in any number of
         ------------
identical counterparts, any set of which signed by all of the parties hereto shall be deemed and constitute a complete executed original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

                                      GEOCITIES


                                      By:   /s/ David C. Bohnett
                                            David C. Bohnett, President


                                      CMG@VENTURES


                                      By:  /s/ Peter Mills
                                           Peter Mills, Managing Director


                                      SOFTBANK HOLDINGS INC.


                                      By: /s/ Charles Lax
                                          Charles Lax, Vice President


                                      CHASE VENTURE CAPITAL ASSOCIATES, L.P.


                                      By: CHASE CAPITAL PARTNERS, L.P., its
                                          General Partner


                                          By: /s/ Mitch Bluff
                                          Name:  Mitch Bluff
                                          Title: Executive Partner


                                      THE FL@TIRON FUND LLC


                                      By:     /s/ Frederick Wilson
                                      Name:   Frederick Wilson
                                      Title:  Managing Member

                                     INNOCAL, L.P.

                                     By:  INNOCAL ASSOCIATES, L.P., its
                                          General Partner


                                          By:    /s/ H.D. Lambert
                                          Name:  H.D. Lambert
                                          Title: General Partner

                                     /s/ David C. Bohnett
                                     -------------------------------
                                     DAVID C. BOHNETT


                                     /s/ John Rezner
                                     --------------------------------
                                     JOHN REZNER

     The undersigned Intel Corporation, by its signature herein below, agrees to be bound by the provisions of the Agreement and the Rights Agreement (each as defined herein above), in each instance as amended by the foregoing Amendment (as herein above defined) and to purchase all of the Reserved Shares (as defined in the Agreement). Upon the consummation of such purchase, the undersigned shall become entitled to the rights and benefits and subject to all of the other obligations of a Schedule II Purchaser under the Agreement and an Investor under the Rights Agreement.

                                      INTEL CORPORATION


                                      By:  /s/ Arvind Sodhani
                                      Name:   Arvind Sodhani
                                      Title:  Vice President and Treasurer

Dated:  As of February ___, 1997